Exhibit 99.2

Contacts:	Perry Yeatman (Media)	Chris Jakubik (Investors)
	847-646-4538	847-646-5494
	news@kraft.com	ir@kraft.com

KRAFT FOODS EXTENDS OFFER DEADLINE AND ANSWERS KFT SHAREHOLDER

QUESTIONS REGARDING DECEMBER 18, 2009 PROXY STATEMENT

NORTHFIELD, Ill., Jan. 5, 2010 – Kraft Foods (NYSE: KFT) today announced that it will extend the acceptance period for Cadbury plc securityholders to tender their shares from January 5 to February 2, 2010. This is common practice in the UK and in no way changes the terms of the offer or other deadlines set for this potential transaction under the UK takeover code. For more information on the deadline extension, go to www.transactioninfo.com/kraftfoods to read the full version of the press release announcing the extension.

Kraft Foods also published today a Question & Answer document that addresses questions related to the December 18, 2009 proxy statement. This document, which is meant to help all KFT shareholders understand this inherently complicated cross-border transaction, can be found on www.transactioninfo.com/kraftfoods. It covers important topics like whether our offer is final, how the number of new shares needed was calculated and what KFT shareholders need to do now.

About Kraft Foods

Kraft Foods (www.kraftfoodscompany.com) makes today delicious in 150 countries around the globe. Our 100,000 employees work tirelessly to make delicious foods consumers can feel good about. From American brand icons like Kraft cheeses, dinners and dressings, Maxwell House coffees and Oscar Mayer meats, to global powerhouse brands like Oreo and LU biscuits, Philadelphia cream cheeses, Jacobs and Carte Noire coffees, Tang powdered beverages and Milka, Côte d’Or, Lacta and Toblerone chocolates, our brands deliver millions of smiles every day. Kraft Foods (NYSE: KFT) is the world’s second largest food company with 2008 revenues of $42 billion. The company is a member of the Dow Jones Industrial Average, Standard & Poor’s 500, the Dow Jones Sustainability Index and the Ethibel Sustainability Index.

Forward Looking Statements / Safe-Harbor

This announcement contains forward-looking statements regarding Kraft Foods’ offer to combine with Cadbury. Such statements include, but are not limited to, statements about the benefits of the proposed combination and other such statements that are not historical facts, which are or may be based on Kraft Foods’ plans, estimates and projections. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond Kraft Foods’ control, that could cause Kraft Foods’ actual results to differ materially from those indicated in any such forward-looking statements. Such factors include, but are not limited to, failure to obtain necessary regulatory approvals or required financing or to satisfy any of the other conditions to the offer, and the risk factors set forth in Kraft Foods’ filings with the US Securities and Exchange Commission (“SEC”), including the registration statement on Form S-4 filed by Kraft Foods in connection with the offer, Kraft Foods’ most recently filed Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Kraft Foods disclaims and does not undertake any obligation to update or revise any forward-looking statement in this announcement, except as required by applicable law or regulation.

Additional US-Related Information

This announcement is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Cadbury or Kraft Foods. Kraft Foods has filed a registration statement and tender offer documents with the SEC in connection with the offer. Cadbury shareholders who are US or Canadian residents and holders of Cadbury American Depositary Shares, wherever located, should read those filings, and any other filings made by Kraft Foods with the SEC in connection with the proposed combination, as they contain important information. Those documents, as well as Kraft Foods’ other public filings with the SEC, may be obtained without charge at the SEC’s website at www.sec.gov and at Kraft Foods’ website at www.kraftfoodscompany.com.

— make today delicious —

2